Exhibit 10.45
DELL TECHNOLOGIES INC.

Amended and Restated
Compensation Program for Independent Non-Employee Directors

Each independent non-employee member of the Board of Directors (“Board”) of Dell Technologies Inc. (the “Company”) shall be entitled to the payments described below while serving as a director on the Board. Other directors of the Board shall receive no compensation for their Board service. Any director compensation policies enacted from time to time hereafter are deemed to be incorporated herein upon their effective date, except as otherwise provided therein.

EFFECTIVE DATE: December 28, 2018

ANNUAL COMPENSATION:

•	Annual Board Retainer: $300,000, payable as follows:

⎯
$75,000 in cash (the “Annual Cash Retainer”), unless the independent non-employee director (hereafter, a “director”) makes a timely election to receive all or a portion of the Annual Cash Retainer in the form of deferred stock units over Class C common stock of the Company (“Class C Shares,” and such units, “DSUs”) (subject to the limitations described below), and

⎯	$225,000 (the “Annual Stock Retainer”), as follows:

o	50% in options to purchase Class C Shares (“Options”); and

o	50% in restricted stock units that settle in Class C Shares (“DTAs”);
unless the director makes a timely election to receive all or a portion of the DTAs as DSUs (subject to the limitations described below), in which case the director shall receive DSUs in lieu of such DTAs.

•
Committee Chair Retainers: $25,000, all payable in cash unless the director makes a timely election to receive such payment in DSUs (subject to the limitations described below), in which case the director shall receive DSUs in lieu of such cash payment.

•	Sign-On Equity Grant: $1,000,000, paid in Options.

•
All of the foregoing equity-based awards will be granted under the Dell Technologies Inc. 2013 Stock Incentive Plan, as amended and restated from time to time (the “Plan”), with the Sign-On Equity Grant being made as soon as practicable after the director becomes a board member, and with all other awards being granted annually. The Sign-On Equity Grant vests annually in equal installments over four years from the date of grant with full acceleration of outstanding Options subject thereto in the event of death, permanent disability, termination without Cause, or a Change in Control, as Cause and Change in Control are defined in the Plan. The other equity awards are subject to vesting as described below.

TIMING OF ELECTIONS:

•	Generally: An election must be made prior to the beginning of the calendar year to which it relates.

•
New directors: Each new director may make an election within 30 days after becoming a director, but this election will only apply to the portion of the Annual Board Retainer, Committee Chair Retainer (if applicable) or DTA grant earned after the date of the election.

•
Once the calendar year to which an election relates commences, the election is irrevocable with respect to that year.  A director may submit a new election for each subsequent calendar year prior to the beginning of that calendar year (and, if no new election is submitted, the current election will remain in effect for subsequent years as provided in the election form).

INDIVIDUAL COMPENSATION ELECTIONS:

•	Directors may elect the form of payment of their compensation on an individual basis.

•	Elections must be made in multiples as follows:

⎯	Allocation of the Annual Cash Retainer between DSUs and cash must be made in multiples of 25%.

⎯	Allocation of the DTA portion of the Annual Stock Retainer to DSUs must be made in multiples of 25%.

⎯	Election to receive DSUs (in lieu of cash) for a Committee Chair Retainer must be made in multiples of 25%.

ANNUAL BOARD RETAINER SUMMARY

Payment Form	Maximum Allocation	Payment Timing /Transfer Restrictions	Vesting+	Default Form of Payment?
Cash	$75,000
Lump sum following annual shareholders meeting. A director appointed other than pursuant to election at the annual meeting shall be entitled to pro-rated payment of the annual retainer fee for the partial year of service, payable in a lump sum upon his or her commencement of service on the Board.
			Not applicable	Yes (for $75,000 of the $300,000 retainer)

DTAs	$112,500*
Granted on or after the date of the Company’s annual shareholders meeting and settling in Class C Shares following vesting. A director appointed other than pursuant to election at the annual meeting shall be entitled to the pro-rated portion of the annual DTA grant for the partial year of service, payable on or after his or her commencement of service on the Board.

The Class C Shares received in settlement of the DTAs are subject to certain transfer restrictions as set forth in the Company’s Amended and Restated Management Stockholders Agreement (the “MSA”).
		Cliff vesting after one year	Yes (for $112,500 of the $300,000 retainer)
Options	$112,500*
Granted on or after the date of the Company’s annual shareholders meeting and exercisable for the underlying Class C Shares when vested. A director appointed other than pursuant to election at the annual meeting shall be entitled to the pro-rated portion of the annual
Option grant for the partial year of service, payable on or after his or her commencement of service on the Board.

The Class C Shares acquired upon exercise are subject to certain transfer restrictions as set forth in the MSA.
		Cliff vesting after one year	Yes (for $112,500 of the $300,000 retainer)

DSUs	$187,500*
Granted on or after the date of the Company’s annual shareholders meeting (or, if a director is appointed other than pursuant to election at the annual meeting, at a time following such appointment determined by the Board that is compliant with Internal Revenue Code Section 409A) and settled in Class C Shares on the earlier of (i) the termination of service as a director for any reason and (ii) a Change in Control (as defined in the Plan) that also constitutes a “change in control event” under Internal Revenue Code Section 409A regulations.
		Cliff vesting after one year.	No (Director may elect to receive all or a portion of the Annual Cash Retainer and the DTAs as DSUs)

*The actual number of DTAs, Options and DSUs that will be granted will be determined by dividing the portion of the Annual Board Retainer allocated to such award by the fair market value of Class C Shares (or, for Options, by the “fair value” of Class C Shares determined using a Black-Scholes or binominal valuation model or such other valuation methodology as the Board may approve).
+ Upon the director’s termination from the Board:

⎯	Vesting of unvested awards is fully accelerated in event of death, permanent disability or a termination without Cause (as defined in the Plan).

⎯	All unvested equity awards are forfeited upon termination for Cause (as defined in the Plan).

⎯
Vested Options will remain exercisable until the earliest of (i) the nine-month anniversary of the date of termination, (ii) the expiration of the Option’s 10-year term and (iii) the date on which the director is terminated for Cause (as defined in the Plan).

+ All outstanding DTAs, Options and DSUs will vest on a Change in Control (as defined in the Plan).

COMMITTEE CHAIR RETAINER SUMMARY

Payment Form	Maximum Allocation	Payment Timing	Vesting+	Default Form of Payment?
Cash	100%	Lump sum following annual meeting.	Not applicable	Yes

DSUs	100%
Settled in Class C Shares on the earlier of (i) the termination of service as a director for any reason and (ii) a Change in Control (as defined in the Plan) that also constitutes a “change in control event” under Internal Revenue Code Section 409A regulations.
		Cliff vesting after one year*	No (Director may elect to receive all or a portion of the Committee Chair Retainer as DSUs)

* See Annual Board Retainer Summary for how the number of DSUs granted is determined.
+See Annual Board Retainer Summary for vesting of DSUs upon termination and Change in Control (as defined in the Plan).

The Company does not pay any Board retainers or fees or provide any Board equity grants not set forth above. These retainers, fees, or grants may be modified or adjusted from time to time as determined by the Board.

This Amended and Restated Compensation Program for Independent Non-Employee Directors supersedes all prior agreements or policies concerning director compensation.